                JOINT FILING INFORMATION

Reporting Person:	ANGELO, GORDON & CO., L.P.
Address:	245 PARK AVENUE
26TH FLOOR
NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.
Issuer and Symbol:	THERMADYNE HOLDINGS CORP/DE (THMD)
Date of Event Requiring Statement:	12/03/10

Signature:
/s/ Kirk Wickman as Attorney-in-Fact of
JAMG LLC, General Partner of AG
Partners, L.P., General Partner of Angelo,
Gordon & Co., L.P.
Kirk Wickman, as Attorney-in-Fact of
JAMG LLC, General Partner of AG
Partners, L.P., General Partner of Angelo,
Gordon & Co., L.P.

Reporting Person:	JOHN M. ANGELO
Address:	245 PARK AVENUE
26TH FLOOR
NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.
Issuer and Symbol:	THERMADYNE HOLDINGS CORP/DE (THMD)
Date of Event Requiring Statement:	12/03/10

Signature:	/s/ Kirk Wickman, as Attorney-in-Fact Kirk Wickman, as Attorney-in-Fact

Reporting Person:	MICHAEL L. GORDON
Address:	245 PARK AVENUE
26TH FLOOR
NEW YORK, NY 10167

Designated Filer:	ANGELO, GORDON & CO., L.P.
Issuer and Symbol:	THERMADYNE HOLDINGS CORP/DE (THMD)
Date of Event Requiring Statement:	12/03/10

Signature:	/s/ Kirk Wickman, as Attorney-in-Fact Kirk Wickman, as Attorney-in-Fact